Exhibit 4.4

AMBAC FINANCIAL GROUP, INC.

and

THE BANK OF NEW YORK, as Collateral Agent, Custodial Agent

and Securities Intermediary

and

THE BANK OF NEW YORK, as Purchase Contract Agent

PLEDGE AGREEMENT

Dated as of March 12, 2008

TABLE OF CONTENTS

		Page
ARTICLE 1
Definitions

Section 1.01.	Definitions	2

ARTICLE 2
Pledge

Section 2.01.	Pledge	6
Section 2.02.	Control	6
Section 2.03.	Termination	6

ARTICLE 3
Distributions on Pledged Collateral

Section 3.01.	Income and Distributions	6
Section 3.02.	Principal Payments Following Termination Event	6
Section 3.03.	Principal Payments Prior to or on Purchase Contract Settlement Date	7
Section 3.04.	Payments to Purchase Contract Agent	7
Section 3.05.	Assets Not Properly Released	7

ARTICLE 4
Control

Section 4.01.	Establishment of Collateral Account	8
Section 4.02.	Treatment as Financial Assets	8
Section 4.03.	Sole Control by Collateral Agent	8
Section 4.04.	Securities Intermediary’s Location	9
Section 4.05.	No Other Claims	9
Section 4.06.	Investment and Release	9
Section 4.07.	Statements and Confirmations	9
Section 4.08.	Tax Allocations	9
Section 4.09.	No Other Agreements	9
Section 4.10.	Powers Coupled with an Interest	9
Section 4.11.	Waiver Of Lien; Waiver Of Set-off	10

ARTICLE 5
Initial Deposit; Creation of Treasury Units and Recreation of Corporate Units

Section 5.01.	Initial Deposit of Senior Notes	10
Section 5.02.	Creation of Treasury Units	10
Section 5.03.	Recreation of Corporate Units	11
Section 5.04.	Termination Event	13

i

ii

EXHIBITS

Exhibit A – Instruction from Purchase Contract Agent to Collateral Agent (Creation of Treasury Units)

Exhibit B – Instruction from Collateral Agent to Securities Intermediary (Creation of Treasury Units)

Exhibit C – Instruction from Purchase Contract Agent to Collateral Agent (Recreation of Corporate Units)

Exhibit D – Instruction from Collateral Agent to Securities Intermediary (Recreation of Corporate Units)

Exhibit E – Notice of Cash Settlement from Collateral Agent to Purchase Contract Agent

Exhibit F – Instruction to Custodial Agent Regarding Remarketing

Exhibit G – Instruction to Custodial Agent Regarding Withdrawal From Remarketing

iii

PLEDGE AGREEMENT

PLEDGE AGREEMENT dated as of March 12, 2008 among AMBAC FINANCIAL GROUP, INC., a Delaware corporation (the “Company”), THE BANK OF NEW YORK, a New York banking corporation, as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”), as custodial agent (in such capacity, together with its successors in such capacity, the “Custodial Agent”), and as securities intermediary (as defined in Section 8-102(a)(14) of the UCC) with respect to the Collateral Account (in such capacity, together with its successors in such capacity, the “Securities Intermediary”), and THE BANK OF NEW YORK, a New York banking corporation, as purchase contract agent and as attorney-in-fact of the Holders from time to time of the Units (in such capacity, together with its successors in such capacity, the “Purchase Contract Agent”) under the Purchase Contract Agreement.

RECITALS

WHEREAS, the Company and the Purchase Contract Agent are parties to the Purchase Contract Agreement dated as of the date hereof (as modified and supplemented and in effect from time to time, the “Purchase Contract Agreement”), pursuant to which 5,000,000 Corporate Units will be issued (or up to 5,750,000 Corporate Units, in the event the over-allotment option is exercised with respect thereto pursuant to the Underwriting Agreement, dated March 6, 2008, among the Company and the representatives of the underwriters named therein).

WHEREAS, each Corporate Unit, at issuance, consists of a unit comprised of (a) a stock purchase contract (a “Purchase Contract”) pursuant to which the Holder will purchase from the Company not later than the Purchase Contract Settlement Date, for an amount equal to $50.00 (the “Stated Amount”), a number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), equal to the Settlement Rate or, if applicable, a number of shares of Series A Participating Preferred Stock, par value $0.01 (the “Series A Preferred Stock”), as determined in accordance with Section 5.08 of the Purchase Contract Agreement and (b) either a 1/20, or 5.0%, undivided beneficial ownership interest in $1,000 principal amount of 9.5% Senior Notes due 2021, issued by the Company (the “Senior Notes”) that is a component of a Corporate Unit then Outstanding (the “Applicable Ownership Interest in Senior Notes”) or an Applicable Ownership Interest in the Treasury Portfolio.

WHEREAS, pursuant to the terms of the Purchase Contract Agreement and the Purchase Contracts, the Holders of the Units have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of such Holders and to grant the pledge provided herein of the Collateral to secure the Obligations.

NOW, THEREFORE, the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent agree as follows:

ARTICLE 1 DEFINITIONS

Section 1.01. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision; and references herein to any Article, Section or other subdivision are to Articles, Sections and subdivisions of this Agreement, unless the context otherwise indicates;

(b) the following terms which are defined in the UCC shall have the meanings set forth therein: “certificated security,” “control,” “financial asset,” “entitlement order,” “securities account” and “security entitlement”;

(c) capitalized terms used herein and not defined herein have the meanings assigned to them in the Purchase Contract Agreement; and

(d) the following terms have the meanings given to them in this Section 1.01(d):

“Agreement” means this Pledge Agreement, as the same may be amended, modified or supplemented from time to time.

“Applicable Ownership Interest in Senior Notes” has the meaning given in the Recitals.

“Cash” means any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

“Collateral” means the collective reference to:

(i) the Collateral Account and all investment property and other financial assets from time to time credited to the Collateral Account and all security entitlements with respect thereto, including, without limitation, (A) the Applicable Ownership Interests in Senior Notes and all security entitlements relating thereto that are a component of the Corporate Units from time to time (and the Senior Notes and all security entitlements relating thereto delivered to the Collateral Agent in respect of such Applicable Ownership Interests in Senior Notes), (B) the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) which are a component of the Corporate Units from time to time and all security entitlements relating thereto; (C) any Treasury Securities and all security entitlements relating thereto Transferred to the Securities Intermediary from time to time in connection with the creation of Treasury Units in accordance with Section 5.02 hereof and (D) payments made by Holders pursuant to Section 5.05 hereof;

(ii) all Proceeds of any of the foregoing (whether such Proceeds arise before or after the commencement of any proceeding under any applicable bankruptcy, insolvency or other similar law, by or against the pledgor or with respect to the pledgor); and

(iii) all powers and rights now owned or hereafter acquired under or with respect to the Collateral.

“Collateral Account” means the securities account of the Collateral Agent maintained by the Securities Intermediary and designated “The Bank of New York, as Collateral Agent of Ambac Financial Group, Inc., as pledgee of The Bank of New York, as the Purchase Contract Agent on behalf of and as attorney-in-fact for the Holders”.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor shall have become such pursuant to the applicable provisions of the Purchase Contract Agreement, and thereafter “Company” shall mean such successor.

“Corporate Unit” means the collective rights and obligations of a Holder of a Corporate Units Certificate in respect of the Applicable Ownership Interests in Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, subject in each case (except for the Applicable Ownership Interest in the Treasury Portfolio specified in clause (ii) of the definition of such term) to the Pledge thereof, and the related Purchase Contract.

“Corporate Units Certificate” means a certificate evidencing the rights and obligations of a Holder in respect of the number of Corporate Units specified on such certificate.

“Obligations” means, with respect to each Holder, all obligations of such Holder under such Holder’s Purchase Contract.

“Permitted Investments” means any one of the following, in each case maturing on the Business Day following the date of acquisition:

(1) any evidence of indebtedness with an original maturity of 365 days or less issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support of the timely payment thereof or such indebtedness constitutes a general obligation of the United States of America);

(2) deposits, certificates of deposit or acceptances with an original maturity of 365 days or less of any institution which is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million at the time of deposit (and which may include the Collateral Agent);

(3) investments with an original maturity of 365 days or less of any Person that is fully and unconditionally guaranteed by a bank referred to in clause (2);

(4) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed as to timely payment by the full faith and credit of the United States of America;

(5) investments in commercial paper, other than commercial paper issued by the Company or its affiliates, of any corporation incorporated under the laws of the United States or any State thereof, which commercial paper has a rating at the time of purchase at least equal to “A-1” by Standard & Poor’s Ratings Services (“S&P”) or at least equal to “P-1” by Moody’s Investors Service, Inc. (“Moody’s”); and

(6) investments in money market funds (including, but not limited to, money market funds managed by the Collateral Agent or an affiliate of the Collateral Agent) registered under the Investment Company Act of 1940, as amended, rated in the highest applicable rating category by S&P or Moody’s.

“Person” means any legal person, including, without limitation, any individual, corporation, estate, partnership, limited partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pledge” means the lien and security interest in the Collateral created by this Agreement.

“Pledged Applicable Ownership Interest in Senior Notes” means the Applicable Ownership Interests in Senior Notes and all security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

“Pledged Applicable Ownership Interests in the Treasury Portfolio” means the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition thereof) and all security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

“Pledged Securities” means the Pledged Applicable Ownership Interests in Senior Notes, the Pledged Applicable Ownership Interests in the Treasury Portfolio and the Pledged Treasury Securities, collectively.

“Pledged Treasury Securities” means Treasury Securities and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

“Proceeds” has the meaning ascribed thereto in the UCC and includes, without limitation, all interest, dividends, cash, instruments, securities, financial assets and other property received, receivable or otherwise distributed upon the sale (including, without limitation, the Remarketing), exchange, collection or disposition of any financial assets from time to time held in the Collateral Account.

“Purchase Contract Agent” has the meaning specified in the paragraph preceding the recitals of this Agreement.

“Purchase Contract Agreement” means that certain purchase contract agreement, dated the date hereof, by and between the Company and the Purchase Contract Agent, as amended from time to time.

“Remarketing Settlement Date” means February 15, 2011.

“Separate Senior Notes” means Senior Notes that have been released from the Pledge following Collateral Substitution and therefore no longer underlie Corporate Units.

“TRADES” means the Treasury/Reserve Automated Debt Entry System maintained by the Federal Reserve Bank of New York pursuant to the TRADES Regulations.

“TRADES Regulations” means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, as amended from time to time. Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.

“Transfer” means (i) in the case of certificated securities in registered form, delivery as provided in 8-301(a) of the UCC; (ii) in the case of Treasury Securities, registration of the transferee as the owner of such Treasury Securities on TRADES; and (iii) in the case of security entitlements, including, without limitation, security entitlements with respect to Treasury Securities, a securities intermediary indicating by book entry that such security entitlement has been credited to the transferee’s securities account.

“Treasury Unit” means, following the substitution of Treasury Securities for Pledged Applicable Ownership Interest in Senior Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, as collateral to secure a Holder’s Obligations under the Purchase Contract, the collective rights and obligations of a Holder of a Treasury Units Certificate in respect of such Treasury Securities, subject to the Pledge thereof, and the related Purchase Contract.

“Treasury Units Certificate” means a certificate evidencing the rights and obligations of a Holder in respect of the number of Treasury Units specified on such certificate.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time.

“Value” means, with respect to any item of Collateral on any date, as to (1) Cash, the face amount thereof, (2) Treasury Securities, the aggregate principal amount thereof at maturity, (3) Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term), the appropriate percentage of the aggregate principal amount at maturity of the Treasury Portfolio, and (4) Applicable Ownership Interests in Senior Notes, the appropriate aggregate principal amount of the underlying Senior Notes.

ARTICLE 2

PLEDGE

Section 2.01. Pledge. Each Holder, acting through the Purchase Contract Agent as such Holder’s attorney-in-fact, and the Purchase Contract Agent, acting solely as such attorney-in-fact, hereby pledges and grants to the Collateral Agent, as agent of and for the benefit of the Company, a continuing first priority security interest in and to, and a lien upon and right of set-off against, all of such Person’s right, title and interest in and to the Collateral to secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations. The Collateral Agent shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the UCC, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to the Collateral Agent by this Agreement.

Section 2.02. Control. The Collateral Agent shall have control of the Collateral Account pursuant to the provisions of Article 4 of this Agreement.

Section 2.03. Termination. As to each Holder, this Agreement and the Pledge created hereby shall terminate upon the satisfaction of such Holder’s Obligations or earlier termination of such Holder’s Purchase Contracts in accordance with their terms. Upon such termination, the Collateral Agent shall instruct the Securities Intermediary to Transfer such Holder’s portion of the Collateral to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.

ARTICLE 3

DISTRIBUTIONS ON PLEDGED COLLATERAL

Section 3.01. Income and Distributions. The Collateral Agent shall transfer all income and distributions received by the Collateral Agent on account of the Applicable Ownership Interests in Senior Notes, the Pledged Applicable Ownership Interests in the Treasury Portfolio, the Pledged Treasury Securities or Permitted Investments from time to time held in the Collateral Account (ABA No. 021000018, A/C No. 106830, Re: Ambac Financial Group, Inc.) to the Purchase Contract Agent for distribution to the applicable Holders as provided in the Purchase Contracts or Purchase Contract Agreement.

Section 3.02. Principal Payments Following Termination Event. Upon receipt by the Collateral Agent of written notice from the Company that a Termination Event has occurred, the Collateral Agent shall transfer all principal payments it receives, if any, in respect of (1) the Pledged Applicable Ownership Interests in Senior Notes, (2) the Applicable Ownership Interests in the Treasury Portfolio, and (3) the Pledged Treasury Securities, to the

Purchase Contract Agent for the benefit of the applicable Holders for distribution to such Holders in accordance with their respective interests, free and clear of the Pledge created hereby.

Section 3.03. Principal Payments Prior to or on Purchase Contract Settlement Date.

(a) Subject to the provisions of Section 5.06, and except as provided in Section 3.03(b) below, if no Termination Event shall have occurred, all principal payments received by the Securities Intermediary in respect of (1) the Pledged Applicable Ownership Interests in Senior Notes, (2) the Pledged Applicable Ownership Interests in the Treasury Portfolio and (3) the Pledged Treasury Securities, shall, except as provided in Section 5.02(c), be held and invested in Permitted Investments until the Purchase Contract Settlement Date, and transferred to the Company on the Purchase Contract Settlement Date as provided in Section 5.07 hereof. Any balance remaining in the Collateral Account shall be released from the Pledge and transferred to the Purchase Contract Agent for the benefit of the applicable Holders for distribution to such Holders in accordance with their respective interests, free and clear of the Pledge created thereby. The Company shall instruct the Collateral Agent in writing as to the type of Permitted Investments in which any payments made under this Section 3.03(a) shall be invested, provided, however, that if the Company fails to deliver such instructions by 10:30 a.m. (New York City time) on the day such payments are received by the Securities Intermediary, the Collateral Agent shall instruct the Securities Intermediary to invest such payments in the Permitted Investments described in clause (6) of the definition of Permitted Investments. In no event shall the Collateral Agent or the Securities Intermediary be liable for the selection of Permitted Investments or for investment losses incurred thereon. The Collateral Agent and the Securities Intermediary shall have no liability in respect of losses incurred as a result of the failure of the Company to provide timely written investment direction.

(b) All principal payments received by the Securities Intermediary in respect of (1) the Pledged Applicable Ownership Interests in Senior Notes, (2) the Pledged Applicable Ownership Interests in the Treasury Portfolio, and (3) the Pledged Treasury Securities or security entitlements thereto, that, in each case, have been released from the Pledge pursuant hereto shall be transferred to the Purchase Contract Agent for the benefit of the applicable Holders for distribution to such Holders in accordance with their respective interests.

Section 3.04. Payments to Purchase Contract Agent. The Securities Intermediary shall use commercially reasonable efforts to deliver payments to the Purchase Contract Agent hereunder to the account designated by the Purchase Contract Agent for such purpose not later than 12:00 p.m. (New York City time) on the Business Day such payment is received by the Securities Intermediary; provided, however, that if such payment is received on a day that is not a Business Day or after 11:00 a.m. (New York City time) on a Business Day, then the Securities Intermediary shall use commercially reasonable efforts to deliver such payment to the Purchase Contract Agent no later than 10:30 a.m. (New York City time) on the next succeeding Business Day.

Section 3.05. Assets Not Properly Released. If the Purchase Contract Agent or any Holder shall receive any principal payments on account of financial assets credited to the Collateral Account and not released therefrom in accordance with this Agreement, the Purchase

Contract Agent or such Holder shall hold the same as trustee of an express trust for the benefit of the Company and, upon receipt of an Officers’ Certificate of the Company so directing, promptly deliver the same to the Securities Intermediary for credit to the Collateral Account or to the Company for application to the Obligations of the Holders. The Purchase Contract Agent shall have no liability under this Section 3.05 unless and until it has been notified in writing that such payment was delivered to it erroneously and shall have no liability for any action taken, suffered or omitted to be taken prior to its receipt of such notice.

ARTICLE 4

CONTROL

Section 4.01. Establishment of Collateral Account. The Securities Intermediary hereby confirms that:

(a) the Securities Intermediary has established the Collateral Account;

(b) the Collateral Account is a securities account;

(c) the Securities Intermediary shall identify in its records the Collateral Agent as the entitlement holder entitled to exercise the rights that comprise any financial asset credited to the Collateral Account;

(d) all property delivered to the Securities Intermediary pursuant to this Agreement or the Purchase Contract Agreement, including any Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition thereof), Treasury Securities and the Permitted Investments, will be credited promptly to the Collateral Account; and

(e) all securities or other property underlying any financial assets credited to the Collateral Account shall be (i) registered in the name of the Purchase Contract Agent and indorsed to the Securities Intermediary or in blank, (ii) registered in the name of the Securities Intermediary or (iii) credited to another securities account maintained in the name of the Securities Intermediary. In no case will any financial asset credited to the Collateral Account be registered in the name of the Purchase Contract Agent or any Holder or specially indorsed to the Purchase Contract Agent or any Holder, unless such financial asset has been further indorsed to the Securities Intermediary or in blank.

Section 4.02. Treatment as Financial Assets. Each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collateral Account shall be treated as a financial asset.

Section 4.03. Sole Control by Collateral Agent. At all times prior to the termination of the Pledge, the Collateral Agent shall have sole control of the Collateral Account, and the Securities Intermediary shall take instructions and directions with respect to the Collateral Account solely from the Collateral Agent. If at any time the Securities Intermediary shall receive an entitlement order issued by the Collateral Agent and relating to the Collateral Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Purchase Contract Agent, any Holder or any other Person. Except as otherwise permitted under this Agreement, until termination of the Pledge, the Securities Intermediary will not comply with any entitlement orders issued by the Purchase Contract Agent or any Holder.

Section 4.04. Securities Intermediary’s Location. The Collateral Account, and the rights and obligations of the Securities Intermediary, the Collateral Agent, the Purchase Contract Agent and the Holders with respect thereto, shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction.

Section 4.05. No Other Claims. Except for the claims and interest of the Collateral Agent and of the Purchase Contract Agent and the Holders in the Collateral Account, the Securities Intermediary (without having conducted any investigation) does not know of any claim to, or interest in, the Collateral Account or in any financial asset credited thereto. If the Securities Intermediary receives written notice at its principal corporate trust office or has actual knowledge that any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Collateral Account or in any financial asset carried therein, the Securities Intermediary will as soon as practicable notify the Collateral Agent and the Purchase Contract Agent.

Section 4.06. Investment and Release. All proceeds of financial assets from time to time deposited in the Collateral Account shall be invested and reinvested as provided in this Agreement. At all times prior to termination of the Pledge, no property shall be released from the Collateral Account except in accordance with this Agreement or upon written instructions of the Collateral Agent.

Section 4.07. Statements and Confirmations. The Securities Intermediary will as soon as practicable send copies of all statements, confirmations and other correspondence concerning the Collateral Account and any financial assets credited thereto simultaneously to each of the Purchase Contract Agent and the Collateral Agent at their addresses for notices under this Agreement.

Section 4.08. Tax Allocations. The Company shall report all items of income, gain, expense and loss recognized in the Collateral Account, to the extent such reporting is required by law, to the Internal Revenue Service and all state and local taxing authorities in the manner required by law. None of the Securities Intermediary, the Purchase Contract Agent, the Collateral Agent or the Custodial Agent shall have any tax reporting duties hereunder.

Section 4.09. No Other Agreements. The Securities Intermediary has not entered into, and prior to the termination of the Pledge will not enter into, any agreement with any other Person relating to the Collateral Account or any financial assets credited thereto, including, without limitation, any agreement to comply with entitlement orders of any Person other than the Collateral Agent.

Section 4.10. Powers Coupled with an Interest. The rights and powers granted in this Agreement to the Collateral Agent have been granted in order to perfect its security interests in the Collateral Account, are powers coupled with an interest and will be affected neither by the bankruptcy of the Purchase Contract Agent or any Holder nor by the lapse of time. The obligations of the Securities Intermediary under this Agreement shall continue in effect until the termination of the Pledge.

Section 4.11. Waiver Of Lien; Waiver Of Set-off. The Securities Intermediary waives any security interest, lien or right to make deductions or set-offs that it may now have or hereafter acquire in or with respect to the Collateral Account, any financial asset credited thereto or any security entitlement in respect thereof. Neither the financial assets credited to the Collateral Account nor the security entitlements in respect thereof will be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Company.

ARTICLE 5

INITIAL DEPOSIT; CREATION OF TREASURY UNITS AND

RECREATION OF CORPORATE UNITS

Section 5.01. Initial Deposit of Senior Notes.

(a) Prior to or concurrently with the execution and delivery of this Agreement, the Purchase Contract Agent, on behalf of the initial Holders of the Corporate Units, shall Transfer to the Securities Intermediary, for credit to the Collateral Account, the Applicable Ownership Interests in Senior Notes and the Senior Notes underlying such Applicable Ownership Interests in Senior Notes and all security entitlements relating thereto, and, in the case of security entitlements, the Securities Intermediary shall indicate by book-entry that a securities entitlement to such Applicable Ownership Interests in Senior Notes has been credited to the Collateral Account.

(b) The Collateral Agent may, at any time or from time to time, in its sole discretion, cause any or all securities or other property underlying any financial assets credited to the Collateral Account to be re-registered in the name of the Securities Intermediary, the Collateral Agent or their respective nominees; provided, however, that unless any Event of Default (as defined in the Indenture) shall have occurred and be continuing, the Collateral Agent agrees not to cause any Senior Notes to be so re-registered.

Section 5.02. Creation of Treasury Units.

(a) Unless the Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Senior Notes as a component of the Corporate Units, and subject to the conditions set forth herein and in the Purchase Contract Agreement, a Holder of Corporate Units shall have the right, at any time on or prior to the close of business on the second Business Day immediately preceding the Purchase Contract Settlement Date (except that a Holder does not have the right to effect such a substitution during the period beginning on the Business Day immediately preceding the Initial Remarketing Date and ending on and including the Remarketing Settlement Date), to create Treasury Units by substitution of Treasury Securities or security entitlements with respect thereto for the Senior Notes underlying such Holder’s Pledged Applicable Ownership Interest in Senior Notes comprising a part of such Holder’s Corporate Units in integral multiples of 20 Corporate Units by:

(i) Transferring to the Securities Intermediary Treasury Securities or security entitlements with respect thereto having a Value equal to the Value of the

Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes for which such Collateral Substitution is made (and the Securities Intermediary shall Transfer to the Collateral Account the security entitlements relating to such Treasury Securities); and

(ii) Transferring the related Corporate Units (in integral multiples of 20 Corporate Units) to the Purchase Contract Agent, accompanied by a notice, substantially in the form of Exhibit C to the Purchase Contract Agreement, whereupon the Purchase Contract Agent shall deliver to the Collateral Agent a notice, substantially in the form of Exhibit A hereto, (A) stating that such Holder has notified the Purchase Contract Agent that such Holder has Transferred Treasury Securities or security entitlements with respect thereto to the Securities Intermediary for credit to the Collateral Account, (B) stating the Value of the Treasury Securities or security entitlements with respect thereto Transferred by such Holder and (C) requesting that the Collateral Agent release from the Pledge the Pledged Applicable Ownership Interest in Senior Notes that are a component of such Corporate Units.

Upon the Transfers pursuant to clauses (i) and (ii) and receipt of the notice referred to in clause (i), the Collateral Agent shall be deemed to accept the Treasury Securities Transferred pursuant to clause (i) as Collateral subject to the Pledge, and shall instruct the Securities Intermediary by a notice, substantially in the form of Exhibit B, to release such Senior Notes underlying the Pledged Applicable Ownership Interest in Senior Notes from the Pledge by Transfer to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.

If the Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Senior Notes as a component of the Corporate Units and subject to the conditions of the Purchase Contract Agreement, a Holder of Corporate Units may, at any time on or prior to the close of business on the second Business Day immediately preceding the Purchase Contract Settlement Date (except that the Holder does not have the right to effect such a substitution during the period beginning on the Business Day immediately preceding the Initial Remarketing Date and ending on and including the Remarketing Settlement Date), substitute Treasury Securities for the Applicable Ownership Interests in the Treasury Portfolio with respect to such Corporate Units, but only in multiples of 360,000 Corporate Units. In such an event, the Holder shall Transfer the required amount of Treasury Securities to the Securities Intermediary, and the Securities Intermediary shall Transfer to the Collateral Account the security entitlements relating to such Treasury Securities, and the Purchase Contract Agent shall request the Collateral Agent to instruct the Securities Intermediary to release the Pledge of and Transfer to the Holder the appropriate Applicable Ownership Interests in the Treasury Portfolio in the manner set forth above.

(b) Upon Transfer of Treasury Securities to the Securities Intermediary or credit to the Collateral Account of security entitlements with respect thereto delivered by a Holder of Corporate Units and receipt of the related instruction from the Collateral Agent, the Securities Intermediary shall promptly release the Senior Notes underlying the appropriate Pledged Applicable Ownership Interest in Senior Notes or Pledged Applicable Ownership

Interest in the Treasury Portfolio, as the case may be, and shall promptly Transfer the same to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.

(c) Notwithstanding the foregoing, prior to the maturity of the Treasury Securities (as described in clause (i) of the definition thereof) that are a component of Treasury Units, the Company shall select for purchase and notify the Collateral Agent of new Treasury Securities, which conform to the description in clause (ii) of the definition thereof. The Collateral Agent shall apply all or a portion of the proceeds of the maturing Treasury Securities to the purchase of new Treasury Securities by such maturity date. Such new Treasury Securities shall be Transferred to the Securities Intermediary and the related securities entitlements shall be credited to the Collateral Account and shall collectively be a component of the Treasury Units. The Collateral Agent shall promptly remit any excess of the proceeds of the maturing Treasury Securities over the purchase price of the new Treasury Securities to Holders of the Treasury Units. The Purchase Contract together with such new treasury security shall then constitute a Treasury Unit.

Section 5.03. Recreation of Corporate Units.

(a) Unless the Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Senior Notes as a component of the Corporate Units, at any time on or prior to the close of business on the second Business Day immediately preceding the Purchase Contract Settlement Date (except that the Holder does not have the right to effect such a substitution during the period beginning on the Business Day immediately preceding the Initial Remarketing Date and ending on and including the Remarketing Settlement Date), a Holder of Treasury Units shall have the right to recreate Corporate Units by substitution of Senior Notes or security entitlements with respect thereto for Treasury Securities in integral multiples of 20 Treasury Units by:

(i) Transferring to the Securities Intermediary for credit to the Collateral Account Senior Notes or security entitlements with respect thereto (which must be purchased in the open market at the Holder’s expense unless otherwise owned by the Holder) having a Value equal to the Value of the Pledged Treasury Securities to be released; and

(ii) delivering the related Treasury Units (in integral multiples of 20 Treasury Units) to the Purchase Contract Agent, accompanied by a notice, substantially in the form of Exhibit C to the Purchase Contract Agreement, whereupon the Purchase Contract Agent shall deliver to the Collateral Agent a notice, substantially in the form of Exhibit C hereto, (A) stating that such Holder has Transferred the Senior Notes or security entitlements with respect thereto to the Securities Intermediary for credit to the Collateral Account, (B) stating the Value of the Senior Notes or security entitlements with respect thereto transferred by such Holder, and (C) requesting that the Collateral Agent release from the Pledge the Pledged Treasury Securities related to such Treasury Units.

Upon receipt of such notice and confirmation that Senior Notes or security entitlements with respect thereto have been credited to the Collateral Account as described in such notice, the Collateral Agent shall instruct the Securities Intermediary by a notice substantially in the form of Exhibit D hereto to release such Pledged Treasury Securities from the Pledge by Transfer to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.

If the Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Senior Notes as a component of the Corporate Units, a Holder of Treasury Units may, at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, substitute the Applicable Ownership Interests in the Treasury Portfolio for the Pledged Treasury Securities with respect to such Treasury Units, but only in multiples of 360,000 Treasury Units. In such an event, the Holder shall Transfer the required Applicable Ownership Interests in the Treasury Portfolio to the Securities Intermediary, and the Securities Intermediary shall credit the related security entitlements to the Collateral Account, and the Purchase Contract Agent shall request the Collateral Agent to instruct the Securities Intermediary to release and Transfer to the Holder the Pledged Treasury Securities in the manner set forth above.

(b) Upon credit to the Collateral Account of Senior Notes or security entitlements with respect thereto or Applicable Ownership Interests in the Treasury Portfolio delivered by a Holder of Treasury Units and receipt of the related instruction from the Collateral Agent, the Securities Intermediary shall release such Pledged Treasury Securities and shall promptly Transfer the same to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.

Section 5.04. Termination Event.

(a) Upon receipt by the Collateral Agent of written notice from the Company that a Termination Event has occurred, the Collateral Agent shall release all Collateral from the Pledge and shall promptly instruct the Securities Intermediary to Transfer:

(i) any Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes or security entitlements with respect thereto or Pledged Applicable Ownership Interests in the Treasury Portfolio;

(ii) any Pledged Treasury Securities,

(iii) any payments by Holders (or the Permitted Investments of such payments) pursuant to Section 5.05 hereof, and

(iv) any Proceeds and all other payments the Collateral Agent receives in respect of the foregoing,

to the Purchase Contract Agent for the benefit of the Holders for distribution to such Holders, in accordance with their respective interests, free and clear of the Pledge created hereby; provided, however, if any Holder shall be entitled to receive less than $1,000 with respect to its Pledged Applicable Ownership Interests in the Treasury Portfolio or its Pledged Treasury Securities, any

securities having a principal amount at maturity of less than $1,000, as applicable, then the Purchase Contract Agent shall have the right (but not the obligation) to dispose of such interest for Cash and deliver to such Holder Cash in lieu of delivering the Pledged Applicable Ownership Interests in the Treasury Portfolio or Pledged Treasury Securities.

(b) If such Termination Event shall result from the Company’s becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail promptly to effectuate the release and Transfer of all Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes, Pledged Applicable Ownership Interests in the Treasury Portfolio, Pledged Treasury Securities and payments by Holders (or the Permitted Investments of such payments) pursuant to Section 5.05 and Proceeds and all other payments received by the Collateral Agent in respect of any of the foregoing, as the case may be, as provided by this Section 5.04, the Purchase Contract Agent shall use its best efforts to obtain an opinion of a nationally recognized law firm to the effect that, notwithstanding the Company’s being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or Transferring the Collateral as provided in this Section 5.04, and shall deliver or cause to be delivered such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if (A) the Purchase Contract Agent shall be unable to obtain such opinion within ten days after the occurrence of such Termination Event or (B) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and Transfer of all Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes, Pledged Applicable Ownership Interests in the Treasury Portfolio, Pledged Treasury Securities and the payments by Holders (or the Permitted Investments of such payments) pursuant to Section 5.05 hereof and Proceeds and all other payments received by the Collateral Agent in respect of any of the foregoing, as the case may be, as provided in this Section 5.04, then the Purchase Contract Agent shall within fifteen days after the occurrence of such Termination Event commence an action or proceeding in the court having jurisdiction of the Company’s case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and transfer of all Senior Notes underlying the Pledged Applicable Ownership Interest in Senior Notes, Pledged Applicable Ownership Interests in the Treasury Portfolio, Pledged Treasury Securities and the payments by Holders (or the Permitted Investments of such payments) pursuant to Section 5.05 hereof and Proceeds and all other payments received by the Collateral Agent in respect of any of the foregoing, or as the case may be, as provided by this Section 5.04.

Section 5.05. Cash Settlement.

(a) Upon receipt by the Collateral Agent of (1) a notice from the Purchase Contract Agent promptly after the receipt by the Purchase Contract Agent of the certificate evidencing the Corporate Units or Treasury Units, as the case may be, at the offices of the Purchase Contract Agent with a notice from a Holder of Corporate Units or Treasury Units that such Holder has elected, in accordance with the procedures specified in Section 5.02(c)(i) of the Purchase Contract Agreement, respectively, to effect a Cash Settlement and (2) payment by such Holder by deposit in the Collateral Account prior to 11:00 a.m. (New York City time) on the Business Day immediately preceding the Purchase Contract Settlement Date of the Purchase Price in lawful money of the United States by certified or cashier’s check or wire transfer of immediately available funds payable to or upon the order of the Securities Intermediary, then the Collateral Agent shall:

(i) instruct the Securities Intermediary promptly to invest any such Cash in Permitted Investments consistent with the instructions of the Company as provided for below in this Section 5.05(a);

(ii) instruct the Securities Intermediary to release from the Pledge such Holder’s related Senior Notes underlying the Pledged Applicable Ownership Interest in Senior Notes, Pledged Applicable Ownership Interests in the Treasury Portfolio and Pledged Treasury Securities, as applicable, as to which such Holder has effected a Cash Settlement pursuant to this Section 5.05(a); and

(iii) instruct the Securities Intermediary to Transfer all such Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes, Pledged Applicable Ownership Interests in the Treasury Portfolio and the Pledged Treasury Securities, as the case may be, to the Purchase Contract Agent for distribution to such Holder, in each case free and clear of the Pledge created hereby.

The Company shall instruct the Collateral Agent in writing as to the type of Permitted Investments in which any such Cash shall be invested; provided, however, that if the Company fails to deliver such written instructions by 10:30 a.m. (New York City time) on the day such Cash is received by the Collateral Agent or to be reinvested by the Securities Intermediary, the Collateral Agent shall instruct the Securities Intermediary to invest such Cash in the Permitted Investments described in clause (6) of the definition of Permitted Investments. In no event shall the Collateral Agent or Securities Intermediary be liable for the selection of Permitted Investments or for investment losses incurred thereon. The Collateral Agent and Securities Intermediary shall have no liability in respect of losses incurred as a result of the failure of the Company to provide timely written investment direction.

Upon receipt of the proceeds upon the maturity of the Permitted Investments on the Purchase Contract Settlement Date, the Collateral Agent shall (A) instruct the Securities Intermediary to pay the portion of such proceeds and deliver any certified or cashier’s checks received, in an aggregate amount equal to the Purchase Price, to the Company on the Purchase Contract Settlement Date, and (B) cause the Securities Intermediary to release any amounts in excess of the Purchase Price earned from such Permitted Investments to the Purchase Contract Agent for distribution to such Holder.

(b) If a Holder of Corporate Units (unless the Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Senior Notes as a component of such Corporate Units) (i) fails to notify the Purchase Contract Agent of its intention to make a Cash Settlement as provided in Section 5.02(c)(i) of the Purchase Contract Agreement or (ii) does notify the Purchase Contract Agent of its intention to pay the Purchase Price in cash, but fails to make such payment as required by Section 5.02(c)(iv) of the Purchase Contract Agreement, such Holder shall be deemed to have exercised such Holder’s Put Right with respect to the Senior Notes in accordance with Section 5.02(b) of the Purchase Contract Agreement.

(c) If a Holder of a Treasury Unit or a Holder of a Corporate Unit (if the Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Senior Notes as a component of such Corporate Unit) (i) fails to notify the Purchase Contract Agent of its intention to make a Cash Settlement as provided in Section 5.02(c)(i) of the Purchase Contract Agreement or (ii) does notify the Purchase Contract Agent of its intention to pay the Purchase Price in cash, but fails to make such payment as required by Section 5.02(c)(iv) of the Purchase Contract Agreement, such Holder shall be deemed to have consented to the disposition of such Holder’s Applicable Ownership Interest in the Treasury Portfolio or the Treasury Securities in accordance with Section 5.02(c)(vi) of the Purchase Contract Agreement

(d) Promptly after 11:00 a.m. (New York City time) on the Business Day preceding the Purchase Contract Settlement Date, the Collateral Agent shall deliver to the Purchase Contract Agent and Trustee a notice, substantially in the form of Exhibit E hereto, stating (i) the amount of Cash that it has received with respect to the Cash Settlement of Corporate Units, (ii) the amount of Cash that it has received with respect to the Cash Settlement of Treasury Units and (iii) the amount of Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes with respect to which an automatic deemed exercise of the Put Rights has occurred pursuant to Section 5.02(b) of the Purchase Contract Agreement.

Section 5.06. Early Settlement and Cash Merger Early Settlement. Upon receipt by the Collateral Agent of a notice from the Purchase Contract Agent that a Holder of Units has elected to effect either (i) Early Settlement of its Obligations under the Purchase Contracts forming a part of such Units in accordance with the terms of the Purchase Contracts and Section 5.07 of the Purchase Contract Agreement or (ii) Cash Merger Early Settlement of its Obligations under the Purchase Contracts forming a part of such Units in accordance with the terms of the Purchase Contracts and Section 5.04(b)(ii) of the Purchase Contract Agreement (which notice shall set forth the number of such Purchase Contracts as to which such Holder has elected to effect Early Settlement or Cash Merger Early Settlement), and that the Purchase Contract Agent has received from such Holder, and paid to the Company as confirmed in writing by the Company, the related Purchase Price pursuant to the terms of the Purchase Contracts and the Purchase Contract Agreement and that all conditions to such Early Settlement or Cash Merger Early Settlement, as the case may be, have been satisfied, then the Collateral Agent shall release from the Pledge, within three Business Days following the date of such settlement, (1) in the case of a Holder of Corporate Units, the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes, or the Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, relating to the Purchase Contracts to which Early Settlement or Cash Merger Early Settlement, as the case may be, is effected, or (2) in the case of a Holder of Treasury Units, Pledged Treasury Securities, in each case with a Value equal to the product of (x) the Stated Amount times (y) the number of Purchase Contracts as to which such Holder has elected to effect Early Settlement or Cash Merger Early Settlement, and shall instruct the Securities Intermediary to Transfer all such Pledged Applicable Ownership Interests in the Treasury Portfolio or Senior Notes underlying such Pledged Applicable Ownership Interests in Senior Notes or Pledged Treasury Securities, as the case may be, to the Purchase Contract Agent for distribution to such Holder or such Holder’s designee, in each case free and clear of the Pledge created hereby; provided, that a Holder of Treasury Units may settle early only in integral multiples of 20 Treasury Units, and a Holder of Corporate Units, if the Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interest in Senior Notes as a component of such Corporate Units, may settle early only in integral multiples of 360,000 Corporate Units and if the Applicable Ownership Interests in the Treasury Portfolio have not been replaced, 20 Corporate Units; provided, further, that with respect to Cash Merger Early Settlement where the Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interest in Senior Notes as a component of Corporate Units, the Company shall attempt to allow Holders of fewer than 360,000 Corporate Units to exercise the right to effect Cash Merger Early Settlement by aggregating the total number of Corporate Units in respect of which the Holders have elected to exercise such right.

Section 5.07. Application of Proceeds in Settlement of Purchase Contracts.

(a) Each Holder of Corporate Units (unless the Treasury Portfolio has replaced the Senior Notes represented by such Corporate Units) that has not elected to make an effective Cash Settlement by notifying the Purchase Contract Agent in the manner provided for in Section 5.02(c)(i) of the Purchase Contract Agreement or does notify the Purchase Contract Agent as provided in Section 5.02(c)(i) of the Purchase Contract Agreement of its intention to pay the Purchase Price in cash, but fails to make such payment as required by paragraph 5.02(c)(iv) of the Purchase Contract Agreement, shall be deemed to have exercised such Holder’s Put Right with respect to the Senior Notes underlying such Applicable Ownership Interest in Senior Notes that are a component of Corporate Units as described in Section 5.02(b)(i) of the Purchase Contract Agreement. Upon exercise of the Put Right with respect to such Senior Notes, the Company shall on the Purchase Contract Settlement Date cause the aggregate Put Price with respect to such Senior Notes to be deposited in the Collateral Account and the Collateral Agent shall cause the Securities Intermediary to remit the Purchase Price for the shares of Common Stock (or, in the circumstances described in Section 5.08 of the Purchase Contract Agreement, shares of Series A Preferred Stock) to be issued under the related Purchase Contract from a portion of the Proceeds of the Put Right to the Company in full satisfaction of the Holder’s obligations under the related Purchase Contract; provided that if the Company shall fail to pay the Put Price when due, the Company shall be deemed to have netted the Holders’ obligations to pay the aggregate Purchase Price under such Purchase Contracts against the Company’s obligation to pay the Put Price in full satisfaction of the Holders’ obligations under the Purchase Contracts. Following such payment or netting of the Put Price, the Holders’ obligations to pay the Purchase Price under the Purchase Contracts will be deemed to be satisfied in full, and the Collateral Agent shall cause the Securities Intermediary to release the Senior Notes underlying such Applicable Ownership Interests in Senior Notes from the Collateral Account and shall promptly Transfer such Senior Notes to the Company. Thereafter, the Collateral Agent shall promptly remit the remaining portion, if any, of the Put Price, including but not limited to accrued interest from, and including, May 15, 2011 to, but excluding, May 17, 2011, in excess of the aggregate Purchase Price under such Purchase Contracts to the Purchase Contract Agent for payment to the Holder of the Corporate Units to which such Senior Notes relate. For the avoidance of doubt, the Collateral Agent shall retain the May 15, 2011 payment with respect to the Senior Notes for which the Put Right has been exercised and distribute such payment on May 17, 2011 in accordance with the immediately preceding sentence.

(b) If a Holder of a Treasury Unit or a Holder of a Corporate Unit (if the Applicable Ownership Interest in the Treasury Portfolio has replaced the Applicable Ownership Interest in Senior Notes as a component of such Corporate Unit) has not elected to make an effective Cash Settlement by notifying the Purchase Contract Agent in the manner provided for in Section 5.02(c)(i) of the Purchase Contract Agreement, or has given such notice but failed to make such payment in the manner required by Section 5.02(c)(iv) of the Purchase Contract Agreement, such Holder shall be deemed to have elected to pay for the shares of Common Stock (or, in the circumstances described in Section 5.08 of the Purchase Contract Agreement, shares of Series A Preferred Stock) to be issued under such Purchase Contracts from the Proceeds of the related Pledged Treasury Securities or Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be. Upon the maturity of the Pledged Treasury Securities or the Pledged Applicable Ownership Interests in the Treasury Portfolio held by the Securities Intermediary on or prior to the Business Day immediately preceding the Purchase Contract Settlement Date, the principal amount of the Treasury Securities or the Pledged Applicable Ownership Interests in the Treasury Portfolio received by the Collateral Agent shall be invested promptly in Permitted Investments. In no event shall the Collateral Agent or the Holders be liable for the selection of Permitted Investments or for investment losses incurred thereon. The Collateral Agent shall have no liability in respect of losses incurred as a result of the failure of the Company to provide timely written investment direction. Without receiving any instruction from any Holder, the Collateral Agent shall instruct the Securities Intermediary to remit the Proceeds of the related Pledged Treasury Securities or Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, and the Proceeds from such Permitted Investments to the settlement of such Purchase Contracts on the Purchase Contract Settlement Date. In the event the sum of the Proceeds from the related Pledged Treasury Securities or Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, and the Proceeds from such Permitted Investments exceed the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent shall cause the Securities Intermediary to distribute such excess to the Purchase Contract Agent for distribution to Holder of the related Treasury Units or Corporate Units, when received.

Section 5.08. Remarketing.

(a) In the event of a Successful Remarketing, the Collateral Agent shall instruct the Securities Intermediary to transfer the Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes upon confirmation of deposit by the Remarketing Agent of the proceeds of such Successful Remarketing in the Collateral Account, and the portion of the proceeds from such Successful Remarketing equal to the Treasury Portfolio Purchase Price will be applied to purchase the Treasury Portfolio. With respect to Pledged Applicable Ownership Interests in Senior Notes, any proceeds of the Remarketing in excess of the sum of the Treasury Portfolio Purchase Price plus the Separate Senior Notes Purchase Price will be remitted to the Purchase Contract Agent for payment to the Holders of the related Corporate Units. The Treasury Portfolio will be substituted for the Pledged Applicable Ownership Interests in Senior Notes and the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) will be pledged to the Collateral Agent to secure the Obligations.

With respect to Separate Senior Notes upon a Successful Remarketing, any proceeds of such Remarketing attributable to the Separate Senior Notes will be remitted to the Custodial Agent for payment to the holders of Separate Senior Notes.

(b) Following the occurrence of a Successful Remarketing, the Holders of Corporate Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) as the Holder of Corporate Units and the Collateral Agent had in respect of the Applicable Ownership Interests in Senior Notes, subject to the Pledge thereof as provided herein, and any reference herein or in the Certificates to the Applicable Ownership Interests in Senior Notes shall be deemed to be a reference to such Applicable Ownership Interests in the Treasury Portfolio. The Company may cause to be made in any Corporate Units Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of such Applicable Ownership Interests in the Treasury Portfolio for Applicable Ownership Interests in Senior Notes.

Section 5.09. Remarketing of Separate Senior Notes. On or prior to the close of business on the second Business Day immediately preceding the Initial Remarketing Date, but no earlier than the Payment Date immediately preceding such date, Holders of Separate Senior Notes may elect to have their Separate Senior Notes remarketed under the Remarketing Agreement, by delivering their Separate Senior Notes along with a notice of such election, substantially in the form of Exhibit F hereto, to the Custodial Agent. The Custodial Agent shall hold Separate Senior Notes in an account separate from the Collateral Account in which the Pledged Applicable Ownership Interests in Senior Notes shall be held. Holders of Separate Senior Notes electing to have their Separate Senior Notes remarketed will also have the right to withdraw that election by written notice to the Custodial Agent, substantially in the form of Exhibit G hereto, on or prior to the close of business on the second Business Day immediately preceding the Initial Remarketing Date, upon which notice the Custodial Agent shall return such Separate Senior Notes to such Holder. After such time, such election shall become an irrevocable election to have such Separate Senior Notes remarketed in such Remarketing. On or prior to the close of business on the Business Day immediately preceding the Initial Remarketing Date, the Custodial Agent shall notify the Remarketing Agent of the aggregate principal amount of the Separate Senior Notes to be remarketed pursuant to Section 5.02(a)(ii) of the Purchase Contract Agreement and this Section 5.09. Concurrently, the Custodial Agent shall deliver to the Remarketing Agent for remarketing all Separate Senior Notes delivered to the Custodial Agent pursuant to this Section 5.09 and not validly withdrawn prior to such date. In the event that a Successful Remarketing has not occurred by the Final Remarketing Date, the Remarketing Agent will promptly return such Separate Senior Notes to the Custodial Agent and the Custodial Agent shall deliver such Separate Senior Notes to the appropriate Holders.

ARTICLE 6

VOTING RIGHTS OF SENIOR NOTES UNDERLYING THE PLEDGED

APPLICABLE OWNERSHIP INTERESTS IN SENIOR NOTES

Section 6.01. Voting Rights. Subject to the terms of Section 4.02 of the Purchase Contract Agreement, the Purchase Contract Agent may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes or any part thereof for any purpose not inconsistent with the terms of this Agreement and in accordance with the terms of the Purchase Contract Agreement; provided, that the Purchase Contract Agent shall not exercise or shall not refrain from exercising such right, as the case may be, if, in the judgment of the Company, such action would impair or otherwise have a material adverse effect on the value of all or any of the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes; and provided, further, that the Purchase Contract Agent shall give the Company and the Collateral Agent at least five Business Days’ prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. Upon receipt of any notices and other communications in respect of any Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes, including notice of any meeting at which holders of the Senior Notes are entitled to vote or solicitation of consents, waivers or proxies of holders of the Senior Notes, the Collateral Agent shall use reasonable efforts to send promptly to the Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefor from the Purchase Contract Agent, execute and deliver to the Purchase Contract Agent such proxies and other instruments in respect of such Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes (in form and substance satisfactory to the Collateral Agent) as are prepared by the Company and delivered to the Purchase Contract Agent with respect to the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes.

ARTICLE 7

RIGHTS AND REMEDIES

Section 7.01. Rights and Remedies of the Collateral Agent.

(a) In addition to the rights and remedies specified in Section 5.07 hereof or otherwise available at law or in equity, after an event of default (as specified in Section 7.01(b) below) hereunder, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law, (1) retention of the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes, Pledged Treasury Securities or Pledged Applicable Ownership Interests in the Treasury Portfolio in full satisfaction of the Holders’ Obligations or (2) sale of the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes, Pledged Treasury Securities or Pledged Applicable Ownership Interests in the Treasury Portfolio in one or more public or private sales.

(b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company on account of Proceeds of (i) the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes (other than any interest payments thereon), (ii) Pledged Applicable Ownership Interests in the Treasury Portfolio, or (iii) the Pledged Treasury Securities as provided in Article 3 hereof, in satisfaction of the Obligations of the Holder of the Units of which such applicable Pledged Applicable Ownership Interests in the Treasury Portfolio or such Pledged Treasury Securities, as applicable, are a part under the related Purchase Contracts, the inability to make such payments shall constitute an event of default hereunder and the Collateral Agent shall have and may exercise, with reference to such Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes, Pledged Treasury Securities or Pledged Applicable Ownership Interests in the Treasury Portfolio, as applicable, any and all of the rights and remedies available to a secured party under the UCC and the TRADES Regulations after default by a debtor, and as otherwise granted herein or under any other law. For the avoidance of doubt, the occurrence of a Failed Remarketing shall not constitute a default hereunder.

(c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive, collect and apply to the satisfaction of the Obligations all payments with respect to (i) the principal amount of Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes (other than any interest payments thereon), (ii) the principal amount of the Pledged Treasury Securities and (iii) the principal amount of the Pledged Applicable Ownership Interests in the Treasury Portfolio, subject, in each case, to the provisions of Article 3 hereof, and as otherwise granted herein.

(d) The Purchase Contract Agent and each Holder of Units agrees that, from time to time, upon the written request of the Collateral Agent, the Purchase Contract Agent, on behalf of such Holder shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Collateral Agent hereunder, except for liability for its own grossly negligent acts, its own grossly negligent failure to act or its own willful misconduct.

(e) Anything herein or in the Purchase Contract Agreement or elsewhere to the contrary notwithstanding, the Collateral Agent shall have no duty to (1) choose (a) the U.S. treasury securities that comprise the U.S. treasury securities referred to in clause (ii) of the definition of “Treasury Securities” in the Purchase Contract Agreement or (b) the Treasury Portfolio or (2) arrange for the purchase of such U.S. treasury securities or the Treasury Portfolio, other than to transfer from funds available in the Collateral Account in payment of the purchase price thereof against delivery to it of such U.S. treasury securities or the Treasurer Portfolio, as the case may be.

Section 7.02. Substitutions. Whenever a Holder has the right to substitute Treasury Securities, Senior Notes underlying the Applicable Ownership Interest in Senior Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio (as defined in clause (i) of the definition of term), or security entitlements for any of them, as the case may be, for financial assets held in the Collateral Account, such substitution shall not constitute a novation of the security interest created hereby.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES; COVENANTS

Section 8.01. Representations and Warranties. Each Holder from time to time, acting through the Purchase Contract Agent as attorney-in-fact (it being understood that the

Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represents and warrants to the Collateral Agent (with respect to such Holder’s interest in the Collateral), which representations and warranties shall be deemed repeated on each day a Holder Transfers Collateral, that:

(a) such Holder has the power to grant a security interest in and lien on the Collateral;

(b) such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Collateral Agent for credit to the Collateral Account, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under Article 2 hereof;

(c) upon the Transfer of the Collateral to the Securities Intermediary for credit to the Collateral Account, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any securities intermediary or other entity not within the control of the Holder involved in the Transfer of the Collateral, including the Collateral Agent and the Securities Intermediary, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest and assuming the establishment and exercise of control pursuant to Article 4 hereof); and

(d) the execution and performance by the Holder of its Obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral other than the security interest and lien granted under Article 2 hereof or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

Section 8.02. Covenants. The Purchase Contract Agent and the Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a Holder), hereby covenant to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:

(a) neither the Purchase Contract Agent nor such Holders will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than pursuant to this Agreement; and

(b) neither the Purchase Contract Agent nor such Holders will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the Pledge hereunder, transferred in connection with the Transfer of the Units.

ARTICLE 9

THE COLLATERAL AGENT, THE CUSTODIAL AGENT

AND THE SECURITIES INTERMEDIARY

It is hereby agreed as follows:

Section 9.01. Appointment, Powers and Immunities. The Collateral Agent, the Custodial Agent or Securities Intermediary shall act solely as agent for the Company hereunder and will not assume any obligation or relationship of agency or trust for or with any of the Holders except for the obligations owed by a pledgee of property to the owner of the property under this Agreement and applicable law, and shall have such powers as are specifically vested in the Collateral Agent, the Custodial Agent or Securities Intermediary, as the case may be, by the terms of this Agreement. The Collateral Agent, the Custodial Agent and Securities Intermediary shall:

(a) have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against the Collateral Agent, the Custodial Agent and Securities Intermediary, nor shall the Collateral Agent, the Custodial Agent and Securities Intermediary be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof;

(b) not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Units or the Purchase Contract Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent, the Custodial Agent or Securities Intermediary, as the case may be), the Units, any Collateral or the Purchase Contract Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent, the Custodial Agent or Securities Intermediary, as the case may be) to perform any of its obligations hereunder or thereunder or for the perfection, priority or, except as expressly required hereby, maintenance of any security interest created hereunder;

(c) not be required to initiate or conduct any litigation or collection proceedings hereunder (except, in the case of the Collateral Agent pursuant to directions furnished under Section 9.02 hereof, subject to Section 9.08 hereof);

(d) not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own gross negligence or willful misconduct; and

(e) not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

Subject to the foregoing, during the term of this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall take all reasonable action in connection with the safekeeping and preservation of the Collateral hereunder as determined by industry standards.

No provision of this Agreement shall require the Collateral Agent, Custodial Agent or Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent, Custodial Agent or Securities Intermediary be liable for any amount in excess of the Value of the Collateral.

Section 9.02. Instructions of the Company. The Company shall have the right, by one or more written instruments executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement or involve the Collateral Agent in personal liability and (ii) the Collateral Agent shall be indemnified to its satisfaction as provided herein. Nothing contained in this Section 9.02 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction. None of the Collateral Agent, the Custodial Agent or the Securities Intermediary has any obligation or responsibility to file UCC financing or continuation statements. Each Holder, acting through the Purchase Contract Agent as such Holder’s attorney-in-fact, and the Purchase Contract Agent, acting solely as such attorney-in-fact, authorizes the Company to file one or more UCC financing statements naming the Purchase Contract Agent as debtor, describing the Collateral.

Section 9.03. Reliance by Collateral Agent and Securities Intermediary. Each of the Securities Intermediary, the Custodial Agent and the Collateral Agent shall be entitled to rely conclusively upon any certification, order, judgment, opinion, notice or other written communication (including, without limitation, any thereof by e-mail or similar electronic means, telecopy, or facsimile) believed by it to be genuine and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein) and consult with and conclusively rely upon advice, opinions and statements of legal counsel and other experts selected by the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be. Each of the Collateral Agent, the Securities Intermediary and the Custodial Agent may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. As to any matters not expressly provided for by this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company.

Section 9.04. Certain Rights. (a) Whenever in the administration of the provisions of this Agreement the Collateral Agent, the Custodial Agent or the Securities Intermediary shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting to take any action hereunder or suffering to exist any state of events, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, be deemed to be conclusively proved and established by a certificate signed by one of the Company’s officers, and delivered to the Collateral Agent, the Custodial Agent or the Securities Intermediary and such certificate, shall, in the absence of willful misconduct or bad faith on the part of the Collateral Agent, the Custodial Agent or the Securities Intermediary, be full warrant to the

Collateral Agent, the Custodial Agent or the Securities Intermediary for any action taken, suffered or omitted by it under the provisions of this Agreement upon reliance thereon.

(b) The Collateral Agent, the Custodial Agent or the Securities Intermediary shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

Section 9.05. Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Collateral Agent, the Custodial Agent or the Securities Intermediary may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be a party, or any Person succeeding to the corporate trust or agency business of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be the successor of the Collateral Agent, the Custodial Agent or the Securities Intermediary hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

Section 9.06. Rights in Other Capacities. The Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent, any other Person interested herein and any Holder of Units (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, and the Collateral Agent, the Custodial Agent, the Securities Intermediary and their affiliates may accept fees and other consideration from the Purchase Contract Agent and any Holder of Units without having to account for the same to the Company; provided that each of the Securities Intermediary, the Custodial Agent and the Collateral Agent covenants and agrees with the Company that it shall not accept, receive or permit there to be created in favor of itself and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral other than the lien created by the Pledge.

Section 9.07. Non-reliance on Collateral Agent, the Custodial Agent and Securities Intermediary. None of the Securities Intermediary, the Custodial Agent or the Collateral Agent shall be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of Units of this Agreement, the Purchase Contract Agreement, the Units or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder of Units. None of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall have any duty or responsibility to provide the Company with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent or any Holder of Units (or any of their respective affiliates) that may come into the possession of the Collateral Agent, the Custodial Agent or the Securities Intermediary or any of their respective affiliates.

Section 9.08. Compensation and Indemnity. The Company agrees to:

(a) pay the Collateral Agent, the Custodial Agent and the Securities Intermediary from time to time such compensation as shall be agreed in writing between the Company and the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, for all services rendered by them hereunder;

(b) indemnify and hold harmless the Collateral Agent, the Custodial Agent, the Securities Intermediary and each of their respective directors, officers, agents and employees (collectively with the Collateral Agent, the Custodial Agent and the Securities Intermediary, the “Indemnitees”), from and against any and all claims, liabilities, losses, damages, fines, penalties and expenses (including reasonable fees and expenses of counsel) (collectively, “Losses” and individually, a “Loss”) that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which either the Collateral Agent, the Custodial Agent or the Securities Intermediary is entitled to rely pursuant to the terms of this Agreement; and

(c) in addition to and not in limitation of paragraph (b) immediately above, indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by or asserted against, the Indemnitees or any of them in connection with or arising out of the Collateral Agent’s, the Custodial Agent’s or the Securities Intermediary’s acceptance or performance of its powers and duties under this Agreement, provided the Collateral Agent, the Custodial Agent or the Securities Intermediary has not acted with gross negligence or engaged in willful misconduct or bad faith with respect to the specific Loss against which indemnification is sought, including the Indemnitees’ reasonable costs and expenses of defending themselves against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of the Collateral Agent’s, the Custodial Agent’s or the Securities Intermediary’s powers or duties hereunder or thereunder or of enforcing the provisions of this Section and Section 11.07.

Without prejudice to its rights hereunder, when any of the Collateral Agent or Securities Intermediary incurs expenses after a Termination Event occurs, or renders services after a Termination Event occurs, such expenses and compensation are intended to constitute expenses of administration under the Bankruptcy Code or any applicable state bankruptcy, insolvency or other similar law.

The provisions of this Section and Section 11.07 shall survive the resignation or removal of the Collateral Agent, Custodial Agent or Securities Intermediary and the termination of this Agreement.

Section 9.09. Failure to Act. In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder, then at its sole option, each of the Collateral Agent, the Custodial Agent and the Securities Intermediary shall be entitled, after prompt notice to the Company and the Purchase Contract Agent, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and the Collateral Agent, the Custodial Agent and the Securities Intermediary shall not be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall be entitled to refuse to act until either:

(a) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing provided to the Collateral Agent, the Custodial Agent or the Securities Intermediary; or

(b) the Collateral Agent, the Custodial Agent or the Securities Intermediary shall have received security or an indemnity satisfactory to it sufficient to save it harmless from and against any and all loss, liability or reasonable out-of-pocket expense which it may incur by reason of its acting.

The Collateral Agent, the Custodial Agent and the Securities Intermediary may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent, the Custodial Agent or the Securities Intermediary may deem necessary. Notwithstanding anything contained herein to the contrary, none of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

Section 9.10. Resignation of Collateral Agent, the Custodial Agent and Securities Intermediary.

(a) Subject to the appointment and acceptance of a successor Collateral Agent, Custodial Agent or Securities Intermediary as provided below:

(i) the Collateral Agent, the Custodial Agent and the Securities Intermediary may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Units;

(ii) the Collateral Agent, the Custodial Agent and the Securities Intermediary may be removed at any time by the Company; and

(iii) if the Collateral Agent, the Custodial Agent or the Securities Intermediary fails to perform any of its obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent, the Custodial Agent and the Securities Intermediary may be removed by the Purchase Contract Agent, acting at the direction of the Holders of Units.

The Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary pursuant to clause

(iii) of this Section 9.10. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, which shall not be an Affiliate of the Purchase Contract Agent. If no successor Collateral Agent, Custodial Agent or Securities Intermediary shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent’s, Custodial Agent’s or Securities Intermediary’s giving of notice of resignation or the Company’s or the Purchase Contract Agent’s giving notice of such removal, then the retiring or removed Collateral Agent, Custodial Agent or Securities Intermediary may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Collateral Agent, Custodial Agent or Securities Intermediary. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall each be a bank or a national banking association which has an office (or an agency office) in New York City with a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Collateral Agent, Custodial Agent or Securities Intermediary hereunder by a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, such successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, and the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall take all appropriate action, subject to payment of any amounts then due and payable to it hereunder, to transfer any money and property held by it hereunder (including the Collateral) to such successor. The retiring Collateral Agent, Custodial Agent or Securities Intermediary shall, upon such succession, be discharged from its duties and obligations as Collateral Agent, Custodial Agent or Securities Intermediary hereunder. After any retiring Collateral Agent’s, Custodial Agent’s or Securities Intermediary’s resignation hereunder as Collateral Agent, Custodial Agent or Securities Intermediary, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent, Custodial Agent or Securities Intermediary. Any resignation or removal of the Collateral Agent, Custodial Agent or Securities Intermediary hereunder, at a time when such Person is acting as the Collateral Agent, Custodial Agent or Securities Intermediary, shall be deemed for all purposes of this Agreement as the simultaneous resignation or removal of the Collateral Agent, Securities Intermediary or Custodial Agent, as the case may be.

(b) Because The Bank of New York is serving as the Collateral Agent hereunder and the Purchase Contract Agent under the Purchase Contract Agreement, if an event of default occurs hereunder or under the Purchase Contract Agreement, The Bank of New York will resign as the Collateral Agent, but continue to act as the Purchase Contract Agent. A successor Collateral Agent will be appointed in accordance with the terms hereof. If any such event of default is cured or waived prior to the appointment of a successors Collateral Agent, the duty of The Bank of New York to resign in respect of such event of default shall cease.

Section 9.11. Right to Appoint Agent or Advisor. The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith. The appointment of agents pursuant to this Section 9.11 shall be subject to prior written consent of the Company, which consent shall not be unreasonably withheld.

Section 9.12. Survival. The provisions of this Article 9 and Section 11.07 shall survive termination of this Agreement and the resignation or removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary.

Section 9.13. Exculpation. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary or their officers, directors, employees or agents be liable under this Agreement for (i) indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent, the Custodial Agent or the Securities Intermediary, or any of them and regardless of the form of action or (iii) any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God, earthquakes, fire, flood, terrorism, wars and other military disturbances, sabotage, epidemics, riots, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communication services, accidents, labor disputes, acts of civil or military authority and governmental action.

ARTICLE 10

AMENDMENT

Section 10.01. Amendment Without Consent of Holders. Without the consent of any Holders, the Company, the Collateral Agent and the Purchase Contract Agent, at any time and from time to time, may amend this Agreement, in form satisfactory to the Company and the Collateral Agent, to:

(a) evidence the succession of another Person to the obligations of the Company and the assumption by any such successor of the covenants of the Company herein;

(b) evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent, Custodial Agent, Securities Intermediary or Purchase Contract Agent;

(c) add to the covenants of the Company for the benefit of the Holders, or surrender any right or power herein conferred upon the Company;

(d) make any provisions with respect to the rights of holders pursuant to the requirements applicable to Reorganization Events; or

(e) cure any ambiguity or to correct or supplement any provisions herein which may be inconsistent with any other such provisions herein, or make any other provisions with respect to such matters or questions arising under this Agreement, provided that such action shall not materially adversely affect the interests of the Holders.

Section 10.02. Amendment with Consent of Holders. With the consent of the Holders of not less than a majority of the outstanding Purchase Contracts at any one time, including without limitation the consent of the Holders of Purchase Contracts obtained in connection with a tender or an exchange offer, by Act of such Holders delivered to the Company, the Purchase Contract Agent and the Collateral Agent, the Company, the Purchase Contract

Agent and the Collateral Agent may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the Units; provided, however, that no such supplemental agreement shall, without the unanimous consent of the Holders of each outstanding Purchase Contract adversely affected thereby:

(a) change any payment date;

(b) change the amount or type of Pledged Securities related to the Purchase Contract, impair the right of the Holder of any Unit to receive distributions on the Pledged Securities or otherwise adversely affect the Holder’s rights in or to the Pledged Securities;

(c) change the place or currency of payment of or reduce any contract adjustment payments;

(d) impair the right to institute suit for the enforcement of the purchase contract or payment of any contract adjustment payments;

(e) reduce the number of shares of common stock or the amount of any other property or securities purchasable under the purchase contract, increase the price to purchase shares of common stock or any other property or securities upon settlement of the purchase contract, change the purchase contract settlement date or the right to early settlement or cash merger early settlement or otherwise adversely affect the holder’s rights under the purchase contract; or

(f) reduce the percentage of Purchase Contracts the consent of whose Holders is required for the modification or amendment of the provisions of this Agreement;

provided that if any amendment or proposal referred to above would adversely affect only the Corporate Units or only the Treasury Units, then only the affected class of Holders as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class or of all of the holders of such class, as applicable; provided, further, that the unanimous consent of the Holders of each outstanding Purchase Contract of such class affected thereby shall be required to approve any amendment or proposal specified in clauses (a) through (c) above.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

Section 10.03. Execution of Amendments. In executing any amendment permitted by this Article, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent shall be entitled to receive and (subject to Section 7.01 of the Purchase Contract Agreement with respect to the Purchase Contract Agent) shall be fully authorized and protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied. The Collateral Agent, Custodial Agent, Securities Intermediary and Purchase Contract Agent may, but shall not be obligated to, enter into any such amendment which affects their own respective rights, duties or immunities under this Agreement or otherwise.

Section 10.04. Effect of Amendments. Upon the execution of any amendment under this Article, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Purchase Contract Agreement shall be bound thereby.

Section 10.05. Reference of Amendments. Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Section may bear a notation in form as to any matter provided for in such amendment. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Company, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in accordance with the Purchase Contract Agreement in exchange for Certificates representing Outstanding Units.

ARTICLE 11

MISCELLANEOUS

Section 11.01. No Waiver. No failure on the part of the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary or any of their respective agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Section 11.02. Governing Law; Submission to Jurisdiction; Waiver of Trial by Jury. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF. The Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Holders from time to time of the Units, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Holders from time to time of the Units, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

EACH PARTY HERETO, AND EACH HOLDER OF A UNIT BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

Section 11.03. Notices. All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy, if promptly confirmed by telephone) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid except in the case of notices or communications given to the Collateral Agent, the Custodial Agent, the Securities Intermediary or the Purchase Contract Agent, which shall be effective only upon actual receipt.

Each of the Securities Intermediary, the Custodial Agent and the Collateral Agent shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by any of them to be authorized to give instructions and directions on behalf of the Company; provided, that the Securities Intermediary, the Custodial Agent or the Collateral Agent shall notify the party delivering such notice that it has elected not to rely upon and comply with such instructions should it so choose. Each of the Securities Intermediary, the Custodial Agent and the Collateral Agent shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Securities Intermediary, the Custodial Agent and the Collateral Agent shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Securities Intermediary, the Custodial Agent or the Collateral Agent, including without limitation the risk of the any of them acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 11.04. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, and the Holders from time to time of the Units, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.

Section 11.05. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 11.06. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 11.07. Expenses, Etc. The Company agrees to reimburse the Collateral Agent, the Custodial Agent and the Securities Intermediary for:

(a) all reasonable costs and expenses of the Collateral Agent, the Custodial Agent and the Securities Intermediary (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent, the Custodial Agent and the Securities Intermediary), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement;

(b) in addition to and not in limitation of paragraph (a) immediately above, all reasonable costs and expenses of the Collateral Agent, the Custodial Agent and the Securities Intermediary (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Units to satisfy its obligations under the Purchase Contracts forming a part of the Units and (ii) the enforcement of this Section 11.07;

(c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby (it being understood, however, that none of the Collateral Agent, Securities Intermediary or Custodial Agent shall have any duty or obligation in respect of any such filing, registration, recording or perfection unless and until specifically requested in writing by the Company to take any action in respect thereto);

(d) all reasonable fees and expenses of any agent or advisor appointed by the Collateral Agent and consented to by the Company under Section 9.11 of this Agreement; and

(e) any other out-of-pocket costs and expenses reasonably incurred by the Collateral Agent, the Custodial Agent and the Securities Intermediary in connection with the performance of their duties hereunder.

Section 11.08. Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of any provision of the Purchase Contracts or the Units or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of the Units under the related Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Purchase Contract Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or

(c) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

Section 11.09. Notice of Termination Event. Upon the occurrence of a Termination Event, the Company shall deliver written notice to the Purchase Contract Agent, the Collateral Agent and the Securities Intermediary. Upon the written request of the Purchase Contract Agent, the Collateral Agent or the Securities Intermediary, the Company shall inform such party whether or not a Termination Event has occurred.

SIGNATURES ON THE FOLLOWING PAGE.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AMBAC FINANCIAL GROUP, INC.		THE BANK OF NEW YORK, as Purchase Contract Agent and as attorney-in-fact of the Holders from time to time of the Units

By:	/s/ David Trick	By:	/s/ Franca M. Ferrera
Name:	David Trick	Name:	Franca M. Ferrera
Title:	Managing Director and Treasurer	Title:	Assistant Vice President
Address for Notices:		Address for Notices:

Ambac Financial Group, Inc. One State Street Plaza New York, NY 10004 Attention: General Counsel

The Bank of New York,

as Purchase Contract Agent

101 Barclay Street, 8W

New York, NY 10286

Telephone No.: 212-815-5995

Telecopier No.: 212-815-5704

Attention: Corporate Trust Division -

Corporate Finance Unit

THE BANK OF NEW YORK, as Collateral Agent, Custodial Agent and Securities Intermediary

By:	/s/ Franca M. Ferrera
Name:	Franca M. Ferrera
Title:	Assistant Vice President

Address for Notices:

Address for Notices:

The Bank of New York,

as Collateral Agent, Custodial Agent

and/or Securities Intermediary

101 Barclay Street, 8W

New York, NY 10286

Telephone No.: 212-815-5995

Telecopier No.: 212-815-5704

Attention: Corporate Trust Division -

Corporate Finance Unit

EXHIBIT A

INSTRUCTION

FROM PURCHASE CONTRACT AGENT

TO COLLATERAL AGENT

(Creation of Treasury Units)

The Bank of New York,

as Collateral Agent

101 Barclay Street, 8W

New York, NY 10286

Telephone No.: 212-815-5995

Telecopier No.: 212-815-5704

Attention: Corporate Trust Division -

Corporate Finance Unit

Re:                     Corporate Units of Ambac Financial Group, Inc. (the “Company”)

Please refer to the Pledge Agreement, dated as of March 12, 2008 (the “Pledge Agreement”), among the Company, you, as Collateral Agent, as Securities Intermediary and as Custodial Agent and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Corporate Units from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

We hereby notify you in accordance with Section 5.02 of the Pledge Agreement that the holder of securities named below (the “Holder”) has elected to substitute $             Value of Treasury Securities or security entitlements with respect thereto in exchange for an equal Value of [Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes] [Pledged Applicable Ownership Interests in the Treasury Portfolio] relating to              Corporate Units and has delivered to the undersigned a notice stating that the Holder has Transferred such Treasury Securities or security entitlements with respect thereto to the Securities Intermediary, for credit to the Collateral Account.

We hereby request that you instruct the Securities Intermediary, upon confirmation that such Treasury Securities or security entitlements thereto have been credited to the Collateral Account, to release to the undersigned an equal Value of [Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes] [Pledged Applicable Ownership Interests in the Treasury Portfolio] in accordance with Section 5.02 of the Pledge Agreement.

Date:	The Bank of New York, as Purchase Contract Agent and as attorney-in-fact of the Holders from time to time of the Units

By:
Name:
Title:

A-1

Please print name and address of Holder electing to substitute Treasury Securities or security entitlements with respect thereto for the [Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes] [Pledged Applicable Ownership Interests in the Treasury Portfolio]:

Name:	Social Security or other Taxpayer Identification Number, if any

Address

A-2

EXHIBIT B

INSTRUCTION

FROM COLLATERAL AGENT

TO SECURITIES INTERMEDIARY

(Creation of Treasury Units)

The Bank of New York,

as Securities Intermediary

101 Barclay Street, 8W

New York, NY 10286

Telephone No.: 212-815-5995

Telecopier No.: 212-815-5704

Attention: Corporate Trust Division -

Corporate Finance Unit

Re:                      Corporate Units of Ambac Financial Group, Inc. (the “Company”)

Please refer to the Pledge Agreement, dated as of March 12, 2008 (the “Pledge Agreement”), among the Company, you, as Collateral Agent, as Securities Intermediary and as Custodial Agent and The Bank of New York, as Purchase Contract Agent and as attorney-in-fact for the holders of Corporate Units and Treasury Units from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

When you have confirmed that $             Value of Treasury Securities or security entitlements thereto has been credited to the Collateral Account by or for the benefit of                     , as Holder of Corporate Units (the “Holder”), you are hereby instructed to release from the Collateral Account an equal Value of [Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes] [Pledged Applicable Ownership Interests in the Treasury Portfolio] or security entitlements with respect thereto relating to                      Corporate Units of the Holder by Transfer to the Purchase Contract Agent.

B-1

Dated:	The Bank of New York, as Collateral Agent

By:
Name:
Title:

Please print name and address of Holder:

Name	Social Security or other Taxpayer Identification Number, if any

Address

B-2

EXHIBIT C

INSTRUCTION

FROM PURCHASE CONTRACT AGENT

TO COLLATERAL AGENT

(Recreation of Corporate Units)

The Bank of New York,

as Collateral Agent

101 Barclay Street, 8W

New York, NY 10286

Telephone No.: 212-815-5995

Telecopier No.: 212-815-5704

Attention: Corporate Trust Division -

Corporate Finance Unit

Re:                              Treasury Units of Ambac Financial Group, Inc. (the “Company”)

Please refer to the Pledge Agreement dated as of March 12, 2008 (the “Pledge Agreement”), among the Company, you, as Collateral Agent, as Securities Intermediary, as Custodial Agent and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Treasury Units from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

We hereby notify you in accordance with Section 5.03 of the Pledge Agreement that the holder of securities named below (the “Holder”) has elected to substitute $             Value of [Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes] [Pledged Applicable Ownership Interests in the Treasury Portfolio] or security entitlements with respect thereto in exchange for $             Value of Pledged Treasury Securities relating to Treasury Units and has delivered to the undersigned a notice stating that the holder has Transferred such [Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes] [Pledged Applicable Ownership Interests in the Treasury Portfolio] or security entitlements with respect thereto to the Securities Intermediary, for credit to the Collateral Account.

We hereby request that you instruct the Securities Intermediary, upon confirmation that such [Senior Notes] [Applicable Ownership Interests in the Treasury Portfolio] or security entitlements with respect thereto have been credited to the Collateral Account, to release to the undersigned $             Value of Treasury Securities or security entitlements with respect thereto related to              Treasury Units of such Holder in accordance with Section 5.03 of the Pledge Agreement.

Dated:	The Bank of New York,
as Purchase Contract Agent

By:
Name:
Title:

Please print name and address of Holder electing to substitute [Senior Notes] [Applicable Ownership Interests in the Treasury Portfolio] or security entitlements with respect thereto for Pledged Treasury Securities:

Name:	Social Security or other Taxpayer
Identification Number, if any

Address

EXHIBIT D

INSTRUCTION

FROM COLLATERAL AGENT

TO SECURITIES INTERMEDIARY

(Recreation of Corporate Units)

The Bank of New York

as Securities Intermediary

101 Barclay Street, 8W

New York, NY 10286

Telephone No.: 212-815-5995

Telecopier No.: 212-815-5704

Attention: Corporate Trust Division -

            Corporate Finance Unit

Re:                              Treasury Units of Ambac Financial Group, Inc. (the “Company”)

Please refer to the Pledge Agreement dated as of March 12, 2008 (the “Pledge Agreement”), among the Company, you, as Securities Intermediary, Custodial Agent and Collateral Agent, and The Bank of New York, as Purchase Contract Agent and as attorney-in-fact for the holders of Corporate Units from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

When you have confirmed that $             Value of [Senior Notes] [Applicable Ownership Interests in the Treasury Portfolio] or security entitlements with respect thereto has been credited to the Collateral Account by or for the benefit of                             , as Holder of Treasury Units (the “Holder”), you are hereby instructed to release from the Collateral Account $             Value of Treasury Securities or security entitlements thereto by Transfer to the Purchase Contract Agent.

D-1

The Bank of New York, as Collateral Agent

By:
Name:
Dated:	Title:

Please print name and address of Holder:

Name:	Social Security or other Taxpayer Identification Number, if any

Address

D-2

EXHIBIT E

NOTICE OF CASH SETTLEMENT FROM COLLATERAL

AGENT TO PURCHASE CONTRACT AGENT

(Cash Settlement Amounts)

The Bank of New York,

as Purchase Contract Agent

101 Barclay Street, 8W

New York, NY 10286

Telephone No.: 212-815-5995

Telecopier No.: 212-815-5704

Attention: Corporate Trust Division -

Corporate Finance Unit

Re:	Corporate Units of Ambac Financial Group, Inc. (the “Company”)
Treasury Units of the Company

Please refer to the Pledge Agreement dated as of March 12, 2008 (the “Pledge Agreement”), by and among you, the Company, and The Bank of New York, as Collateral Agent, Custodial Agent and Securities Intermediary. Unless otherwise defined herein, terms defined in the Pledge Agreement are used herein as defined therein.

In accordance with Section 5.05(d) of the Pledge Agreement, we hereby notify you that as of 11:00 a.m. (New York City time) on the Business Day immediately preceding the Purchase Contract Settlement Date, we have received (i) $              in immediately available funds paid in an aggregate amount equal to the Purchase Price due to the Company on the Purchase Contract Settlement Date with respect to                      Corporate Units, (ii) $              in immediately available funds paid in an aggregate amount equal to the Purchase Price due to the Company on the Purchase Contract Settlement Date with respect to                      Treasury Units and (iii) $              of Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes with respect to which an automatic deemed exercise of the Put Rights has occurred.

The Bank of New York, as Collateral Agent

By:
Name:
Dated:	Title:

E-1

EXHIBIT F

INSTRUCTION TO CUSTODIAL AGENT REGARDING REMARKETING

The Bank of New York,

as Custodial Agent

101 Barclay Street, 8W

New York, NY 10286

Telephone No.: 212-815-5995

Telecopier No.: 212-815-5704

Attention: Corporate Trust Division -

Corporate Finance Unit

Re:	Senior Notes Due February 15, 2021 of Ambac Financial Group, Inc. (the “Company”)

The undersigned hereby notifies you in accordance with Section 5.09 of the Pledge Agreement, dated as of March 12, 2008 (the “Pledge Agreement”), among the Company, you, as Collateral Agent, Custodial Agent and Securities Intermediary and The Bank of New York, as the Purchase Contract Agent and as attorney-in-fact for the holders of Corporate Units from time to time, that the undersigned elects to deliver $             aggregate principal amount of Separate Senior Notes for delivery to the Remarketing Agent prior to the close of business on the second Business Day immediately preceding the Initial Remarketing Date pursuant to Section 5.09 of the Pledge Agreement. The undersigned will, upon request of the Remarketing Agent, execute and deliver any additional documents deemed by the Remarketing Agent or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Separate Senior Notes tendered hereby. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

The undersigned hereby instructs you, upon receipt of the Proceeds of such remarketing from the Remarketing Agent, to deliver such Proceeds to the undersigned in accordance with the instructions indicated herein under “A. Payment Instructions.” The undersigned hereby instructs you, in the event of a Failed Remarketing, upon receipt of the Separate Senior Notes tendered herewith from the Remarketing Agent, to deliver such Separate Senior Notes to the person(s) and the address(es) indicated herein under “B. Delivery Instructions.”

With this notice, the undersigned hereby (i) represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Separate Senior Notes tendered hereby and that the undersigned is the record owner of any Separate Senior Notes tendered herewith in physical form or a participant in The Depositary Trust Company (“DTC”) and the beneficial owner of any Separate Senior Notes tendered herewith by book-entry transfer to your account at DTC, (ii) agrees to be bound by the terms and conditions of Section 5.09 of the Pledge Agreement and (iii) acknowledges and agrees that after the close of business on the Business Day immediately preceding the Initial Remarketing Date, such election shall become an irrevocable election to have such Separate Senior Notes remarketed in the Remarketing, and that the Separate Senior Notes tendered herewith will only be returned in the event of a Failed Remarketing.

Date:
By:
Name:
Title:
Signature Guarantee:

Name

Social Security or other Taxpayer Identification Number, if any

Address

A.	PAYMENT INSTRUCTIONS

Proceeds of the remarketing should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.

Name(s)

(Please Print)

Address

(Please Print)

(Zip Code)

(Tax Identification or Social Security Number)

B.	DELIVERY INSTRUCTIONS

In the event of a Failed Remarketing, Senior Notes which are in physical form should be delivered to the person(s) set forth below and mailed to the address set forth below.

Name(s)

(Please Print)

Address

(Please Print)

(Zip Code)

(Tax Identification or Social Security Number)

In the event of a Failed Remarketing, Senior Notes which are in book-entry form should be credited to the account at The Depository Trust Company set forth below.

DTC Account Number

Name of Account Party:

EXHIBIT G

INSTRUCTION TO CUSTODIAL AGENT REGARDING

WITHDRAWAL FROM REMARKETING

The Bank of New York,

as Custodial Agent

101 Barclay Street, 8W

New York, NY 10286

Telephone No.: 212-815-5995

Telecopier No.: 212-815-5704

Attention: Corporate Trust Division -

Corporate Finance Unit

Re:	Senior Notes due February 15, 2021 of Ambac Financial Group, Inc. (the “Company”)

The undersigned hereby notifies you in accordance with Section 5.09 of the Pledge Agreement, dated as of March 12, 2008 (the “Pledge Agreement”), among the Company and you, as Collateral Agent, Custodial Agent and Securities Intermediary, and The Bank of New York, as Purchase Contract Agent and as attorney-in-fact for the holders of Corporate Units from time to time, that the undersigned elects to withdraw the $             aggregate principal amount of Separate Senior Notes delivered to the Collateral Agent on             , 20     for remarketing pursuant to Section 5.09 of the Pledge Agreement. The undersigned hereby instructs you to return such Senior Notes to the undersigned in accordance with the undersigned’s instructions. With this notice, the Undersigned hereby agrees to be bound by the terms and conditions of Section 5.09 of the Pledge Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date:
By:
Name:
Title:
Signature Guarantee:

Name

Social Security or other Taxpayer Identification Number, if any

Address

G-1